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                                                                   EXHIBIT 11(b)

                   [LETTERHEAD OF DECHERT PRICE & RHOADS]





                               November 12, 1996


Board of Trustees
AIM Investment Securities Funds
Suite 1919
11 Greenway Plaza
Houston, Texas  77046

Gentlemen:

         We hereby consent to the reference to our name appearing under the caption "Investment Restrictions" in the Statement of Additional Information for the AIM Limited Maturity Treasury Shares, a class of the Limited Maturity Treasury Portfolio, to be filed with the Securities and Exchange Commission in Post-Effective Amendment No. 7 to the registration statement of AIM Investment Securities Funds on Form N-1A.

         We further consent to the reference to our name appearing under the caption "Investment Program and Restrictions -- Investment Restrictions" in the Statement of Additional Information for the Institutional Shares, a class of the Limited Maturity Treasury Portfolio, to be filed with the Securities and Exchange Commission in Post- Effective Amendment No. 7 to the registration statement of AIM Investment Securities Funds on Form N-1A.

                                        Very truly yours,

                                        /s/ DECHERT PRICE & RHOADS